UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) March 21, 2006

 Azco Mining Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-20430                                                                    84-1094315

(Commission File Number)                            (IRS Employer Identification No.)

7239 N El Mirage Road

Glendale, AZ  85307

(Address of Principal Executive Offices)(Zip Code)

Registrant's Telephone Number, Including Area Code (623) 935-0774

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

(  )  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

(  )  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

(  )  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

      CFR 240.14d-2(b))

(  )  Pre-commencement communications pursuant to Rule 13e-49(c) under the Exchange Act

      (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

THE SUMMARY OF THE PRIVATE PLACEMENT SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE SECURITIES PURCHASE AGREEMENT, THE SENIOR SECURED CONVERTIBLE NOTES, THE ADDITIONAL INVESTMENT RIGHT AGREEMENTS, AND THE WARRANT AGREEMENTS EXECUTED BY THE COMPANY IN CONNECTION WITH THE PRIVATE PLACEMENT.   THE FORM OF SUCH DOCUMENTS ARE FILED AS EXHIBITS TO THIS FORM 8-K.

On March 22, 2006, Azco Mining Inc. (“Azco”) announced that it has successfully completed a private placement of senior secured convertible notes, additional investment rights and warrants to four institutional investors for aggregate purchase price of $2,500,000, with Azco receiving net proceeds of approximately $2,270,000, after deducting placement agent fees, legal and advisory fees other expenses.

The convertible notes have a term of 17 months and amortize over 12 months in 12 equal monthly installments beginning on the first day of the third month following their issuance. Interest on the principal amount outstanding will accrue at a rate of seven percent (7%) per annum.  Azco may pay principal and accrued interest in cash or, at Azco's option, in shares of its common stock.  If Azco elects to pay principal and interest in shares of its common stock, the value of each share of common stock will be equal to ninety percent (90%) of the average of the (10) lowest daily volume weighted average prices of the Common Stock during the twenty (20) trading days immediately preceding the date of payment. At the option of the holder of each convertible note, the principal amount outstanding under each convertible note is initially convertible at any time after the closing of the private placement into shares of Azco’s common stock at a conversion price of $1.58 per share. The conversion price of each Note is based on the average of the lesser of $2.00 and 110% of the average of the five (5) closing bid prices of the Company’s common stock immediately preceding the date of closing.  The warrants are initially exercisable into 791,139, the same number of shares of Azco's common stock that the holders of the convertible notes would own if the holders converted 50% of their convertible notes on the initial closing date.  The warrants have a strike price of $1.58, calculated as 110% of the 5 day volume weighted average price prior to closing date.

Azco is required to register for resale the shares of common stock issuable upon conversion of the convertible notes and upon exercise of the warrants. Azco has agreed that within 60 days of the closing to file a registration statement with the Securities and Exchange Commission and to cause the registration statement to be declared effective within 150 days of the date of the closing.  Azco has agreed to pay to the investors liquidated damages in cash equal to 1.0% of the original principal amount of the convertible notes, per month, for any failure to timely file or obtain an effective registration statement. In connection with the transaction, Azco granted an Additional Investment Right to each investor. Pursuant to the terms of each Additional Investment Right, each investor has the right at any time for a period of up to twelve (12) months following the effective date of registration statement, to purchase additional convertible notes under the same terms and conditions in the principal amount of 50% of the initial principal amount of the convertible notes initially purchased.  In connection with the private placement, Azco will pay to a financial advisory fee equal to eight percent (8%) of the gross proceeds received by Azco and (ii) warrants exercisable into 75,000 shares of Azco's common stock at the same exercise price as the investors' warrants.

The Company undertook this offering in reliance upon Section 4(2) and Rule 506 of Regulation D of the Securities Act of 1933, as amended.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits

The following exhibits are filed herewith:

      Exhibit

     Number        Description

   4.1

Securities Purchase Agreement, dated March 21, 2006, by and among Azco Mining Inc. and the investors named therein.

   4.2

Form of Senior Secured Convertible Note issued in connection with 4.1.named therein.

   4.3

Form of Warrant issued in connection with 4.1.

   4.4

Form of Additional Investment Right issued in connection with 4.1.

4.5

Form of Security Agreement issued in connection with 4.1

  99.1

Press release dated March 22, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AZCO MINING INC.

(Registrant)

Date:  March 22, 2006                                                                           /s/  W. Pierce Carson

W. Pierce Carson

Chief Executive Officer

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